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SHOP VAC CORPORATION
EXHIBIT 21.1
SUBSIDIARIES OF SHOP VAC CORPORATION

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
                                                        JURISDICTION
        SUBSIDIARY NAME                                 INCORPORATED
        ---------------                                 ------------

FAM NETHERLANDS b.v.                                    NETHERLANDS
FELCHAR MANUFACTURING CORPORATION                       NEW YORK
GOBLIN FRANCE, S.A.                                     FRANCE
GOBLIN IRELAND LTD                                     IRELAND
GOBLIN LIMITED (UK)                                     ENGLAND
MCCULLOCH (GERMANY) GMBH                                GERMANY
MCCULLOCH (AUSTRIA) GMBH                                AUSTRIA
MCCULLOCH IRELAND LTD                                   IRELAND
MCCULLOCH KFT (HUNGARY)                                 HUNGARY
MOSTARE MANUFACTURING CORPORATION                       ARKANSAS
SHOP VAC AUSTRALIA PTY LTD                              AUSTRALIA
SHOP VAC INTERNATIONAL, INC.                            DELAWARE
SHOP VAC MEXICO SA DE CV                                MEXICO
SHOP VAC OF CANADA LTD                                  ONTARIO
SHOP VAC PROPERTIES INTERNATIONAL LTD                   DELAWARE
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